Exhibit 99.1

Armstrong World Industries Announces Key Leadership Changes

LANCASTER, Pa., Nov. 16, 2021 – Armstrong World Industries, Inc (NYSE:AWI) announced today that Charlie M. Chiappone, senior vice president, Ceilings and Wall Solutions, will retire effective April 1, 2022. In conjunction with Mr. Chiappone’s retirement, the company announced the following changes to the company’s leadership team effective Jan. 1, 2022.

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Mark A. Hershey, general counsel, chief compliance officer and senior vice president of Business Development and Sustainability will become senior vice president, Americas. In his new role, Mr. Hershey will assume responsibility for AWI’s mineral fiber and architectural specialties business segments and retain responsibility for Business Development.

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Jill A. Crager, vice president, Commercial Digitalization, will become senior vice president, Sales Operations responsible for all distribution and direct sales channels, pricing and customer service. In this new role, Ms. Crager will continue to be responsible for Commercial Digitalization.

“AWI has deeply benefited from Charlie’s work to build an outstanding team of strategic, agile, driven leaders, dedicated to our employees and the growth of the company. Charlie has been vital to AWI’s success, and we wish him well and thank him for his countless contributions,” said Vic Grizzle, AWI president and chief executive officer. “AWI has made great progress on its growth strategy over the past five years. We’ve acquired seven companies, stood up an industry-leading digital platform, and invested significantly in our mineral fiber capabilities. Mark and Jill are experienced, established and respected leaders who have been instrumental in these achievements and have consistently delivered results for the company, and I have every confidence they will continue to help us achieve our growth goals.”

Mr. Hershey joined AWI in 2011 as senior vice president, general counsel and secretary, and has served as chief compliance officer since 2012. In 2020, he assumed additional responsibility for AWI’s Business Development and Sustainability functions where he played a key role in the execution of multiple acquisitions and the development of the company’s sustainability strategy. Prior to joining AWI, Mr. Hershey served as senior vice president, general counsel and secretary at Ricoh Americas Corporation, and held similar positions as a senior executive for IKON Office Solutions, Inc. He also serves on the board of trustees of The National Building Museum. Mr. Hershey holds a bachelor’s degree in Finance from The Pennsylvania State University and a juris doctor from Villanova University School of Law.

Ms. Crager has served as vice president, Commercial Digitalization at AWI since 2019. In this position, she oversees AWI’s commercial digitalization programs, including kanopi by Armstrong, a digital platform to serve small-to-medium sized owners and business/building operators seeking healthy, sustainable, cost-effective and attractive ceiling and wall solutions. Prior to 2019, Ms. Crager served in a number of customer-facing roles with AWI since joining in 1998,

Armstrong World Industries
2500 Columbia Avenue, Lancaster, PA 17603

717.397.0611 | www.armstrongceilings.com

including vice president, National Accounts and Retail. Ms. Crager holds a bachelor’s degree in Computer Science from The Pennsylvania State University.

Mr. Chiappone will provide support to Mr. Hershey and Ms. Crager through April 1, 2022 to ensure a smooth transition.

Contacts

Investors:Theresa Womble, tlwomble@armstrongceilings.com or (717) 396-6354

Media:	Jennifer Johnson, jenniferjohnson@armstrongceilings.com or (866) 321-6677

About Armstrong World Industries

Armstrong World Industries, Inc. (AWI) is a leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions in the Americas. With $937 million in revenue in 2020, AWI has approximately 2,800 employees and a manufacturing network of 15 facilities, plus six facilities dedicated to its WAVE joint venture.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release and in our other public documents and comments may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those statements provide our future expectations or forecasts and can be identified by our use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "outlook," "target," "predict," "may," "will," "would," "could," "should," "seek," and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance.  Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future.  As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements.  A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  We do not undertake or assume any obligation to update or revise any forward-looking statements beyond what is required under applicable securities law.

Armstrong World Industries
2500 Columbia Avenue, Lancaster, PA 17603

717.397.0611 | www.armstrongceilings.com